U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 11, 2003

                                  FemOne, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)


                   000-49661                 88-0490890
                    -------                  ----------
             (Commission File No.) (IRS Employer Identification No.)

                         5600 Avenida Encinas, Suite 130
                             Carlsbad, CA 92008, USA
                                Ph: 760-448-2498

(Address and telephone number of principal executive offices and place of business)




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Item 1. Changes in Control of Registrant

None

Item 2. Acquisition or Disposition of Assets

None

Item 3. Bankruptcy or Receivership

None.

Item 4. Changes in Accountants

None.

Item 5. Other Events


On November 11, 2003 the registrant issued a press release announcing that its Automatic Reorder Program (ARO) where women can have their monthly nutritional products sent directly from the company to their doorstep without incurring a shipping and handling charge has grown from 5% of total monthly revenues in February 2003 to over 28% of monthly revenues in October 2003. Total numbers of monthly orders on the ARO program have increased 10-15% per month since inception. A copy of the press release is attached as Exhibit 99.1.


Item 6. Resignation & Appointment of Directors

None

Item 7. Financial Statements Pro Forma Financial & Exhibits

None

Item 8. Change in Fiscal Year

None


Item 9. Regulation FD Disclosure.


None


Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics


None


Item 11.  Temporary  Suspension of Trading Under  Registrant's  Employee Benefit
Plan.


None.


Item 12. Results of Operations and Financial Condition.


None.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FemOne, Inc.
By: /s/Ray Grimm
-----------------------------
Ray Grimm, Director
Dated: November 11, 2003
























































Exhibit 99.1

PRESS RELEASE

                              For Immediate Release

      FemOne, Inc.'s Automatic Reorder Program Growing Success For Company

November 11, 2003 Carlsbad, California: FemOne, Inc., herbal supplements focus on female hormonal balancing issues, including PMS and Menopause. The Women's natural menopause category, a $30 million dollar industry, continues to grow as ongoing Women's Health Initiative studies continue to demonstrate that health risks associated with conventional HRT (Hormone Replacement Therapy) greatly outweigh its purported benefits.

In February 2003, FemOne, Inc. incorporated an Automatic Reorder Program (ARO) where women can have their monthly nutritional products sent directly from the company to their doorstep without incurring a shipping and handling charge. "The ARO program has been a huge success as this program has grown from 5% of total monthly revenues in February 2003 to over 28% of monthly revenues in October 2003. Total numbers of monthly orders on the ARO Program have increased 10-15% per month since inception. This monthly increase is based on FemOne's commitment to help women maintain optimum health and well being with a product line that has received passionate response from its customers", comments Ray Grimm, CEO of FemOne, Inc.

About FemOne, Inc.
FemOne, Inc is a publicly traded company (OTCBB: FEMO) located in Carlsbad, California. It is a direct-selling Nutrition, Skincare and Cosmetics Company with distribution in the United States and Canada. More information about FemOne and its products can be found on the company's web site at www.femone.com, or by calling FemOne Inc. at (760) 448-2498.

We desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. We caution readers regarding certain forward looking statements in the discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.




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